Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-195355
June 30, 2014

Notice to Shareholders, Security Dealers, Commercial Banks, Trust Companies and Other Nominees:

This notice is to inform you that, in connection with the rights offering for our common shares, we will not offer the rights or sell our shares to shareholders in California.

We have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, we will arrange to send you the prospectus if you request it by calling (276) 628-9181.  The prospectus is also available under the “All SEC Filings” tab on our website at www.hubank.com/Investor-Relations.asp.

Other than as described above, all of the offering terms described in the prospectus remain the same.

Thank you for your continued support of Highlands Bankshares, Inc.

Yours truly,

/s/ Samuel L. Neese

Samuel L. Neese
Executive Vice President and CEO